UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2018 (April 11, 2018)

TMSR Holding Company Limited

(Exact name of Company as specified in charter)

Delaware	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000

 (Address of Principal Executive Offices) (Zip code)

+86-022-5982-4800

 (Company’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 11, 2018, TMSR Holding Company Limited (“TMSR” or the “Company” or “Party D”), Shengrong Environmental Protection Technology (Wuhan) Co. Ltd. (“Shengrong WFOE”) and Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd.(“Hubei Shengrong”), both of which are the Company’s indirectly owned subsidiaries (collectively “Purchasers”) , entered into a Share Purchase Agreement (the “Purchase Agreement”) with Long Liao, Chunyong Zheng, Wuhan Modern Industrial Technology Research Institute, and Hubei Zhonggong Materials Group Co., Ltd. (collectively “Sellers” ) and Wuhan HOST Coating Materials Co., Ltd. (“Wuhan HOST”), a company incorporated in China engaging in the research and development, production and sale of coating materials. Pursuant to the Purchase Agreement, the Purchasers acquired all of the outstanding equity interests of Wuhan Host (the “Acquisition”).

In exchange for the transfer of 100% equity interest of Wuhan Host, Purchasers shall pay a total consideration of US$ 11.2 million (“Total Consideration”), of which US$ 5.2 million or RMB equivalent shall be paid in cash (“Cash Consideration”) and US$ 6 million shall be paid in such number shares of common stock (“Common Stock”), par value $0.0001, of TMSR (“Share Consideration”). The Parties agree the Share Consideration shall be an aggregate of 646,552 shares of commons stocks of Party D which is based on the closing price of US$9.28 on March 27, 2018. The Share Consideration shall be issued in three equal installments, which shall be subject to lock-up of 12, 24 and 36 months, respectively. The Purchase Agreement contains representations, warranties and covenants customary for acquisition of this type.

The Acquisition is expected to close by June 10, 2018 and the completion of the Acquisition is subject to various closing conditions, including but not limited to (i) no material adverse change to the business or financial condition of Wuhan Host, (ii) Sellers’ delivery of financial and accounting statements that accurately and completely reflect the Party C’s assets, liabilities and profitability and/or losses, and (iii) absence of any disposal of Wuhan Host’s substantive assets.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement. The disclosure contained in Item 1.01 with respect to the Purchase Agreement is hereby incorporated by reference in its entirety into this Item 2.01.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(b)  Pro Forma Financial Statements.

The pro forma financial information required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement by and among, TMSR Holding Company Limited, Shengrong Environmental Protection Technology (Wuhan) Co., Ltd., Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd., Long Liao, Chunyong Zheng, Wuhan Modern Industrial Technology Research Institute, Hubei Zhonggong Materials Group Co., Ltd., and Wuhan Host Coating Materials Co., Ltd., dated April 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMSR Holding Company Limited

Date: April 17, 2018	By:	/s/ Jiazhen Li
Jiazhen Li
Co-Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase Agreement entered into between TMSR Holding Company Limited and , Shengrong Environmental Protection Technology (Wuhan) Co., Ltd., Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd., Long Liao, Chunyong Zheng, Wuhan Modern Industrial Technology Research Institute, Hubei Zhonggong Materials Group Co., Ltd., and Wuhan HOST Coating Materials Co., Ltd., dated April 11, 2018

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